CENTENNIAL BANCORP

                       NONSTATUTORY STOCK OPTION AGREEMENT
                           (FOR NONEMPLOYEE DIRECTORS)

                      (RESTATED 1995 STOCK INCENTIVE PLAN)


EFFECTIVE DATE:   ____________, ____

BETWEEN:          Centennial Bancorp, an Oregon corporation      (the "Company")

AND:              _____________________________________         (the "Optionee")

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                  Street Address                  City       State      Zip Code

Number of Option Shares:            ____________________

Option Price per Share:             $___________________

Vesting Schedule:        Percentage of             Number of Years After
                         Shares Vested               Date of Agreement
                         -------------             ---------------------

                            33-1/3%                          1

                            33-1/3%                          2

                            33-1/3%                          3


          The Company has adopted a 1995 Stock Incentive Plan, as amended and restated (the "Plan"), that provides for the grant of nonstatutory options to purchase shares of the Company's Common Stock with a par value of $2.00 per share (the "Stock"). The Optionee now serves as a director of the Company or a parent or subsidiary corporation of the Company, and the Company desires to afford the Optionee the opportunity to obtain stock ownership in the Company so that the Optionee may have a proprietary interest in the Company's success. The committee established pursuant to the Plan (the "Committee") has granted to the Optionee an option to purchase shares of Stock, upon and subject to the terms and conditions of the Plan and of this Agreement.

          NOW, THEREFORE, the parties agree as follows:

1. GRANT; TERMS OF OPTION. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase any part of an aggregate number of shares of the Company's authorized but unissued Stock stated in the caption of this Agreement at the price per share stated in the caption of this Agreement, this price being the fair market value of the shares as determined pursuant to the Plan on the date of the grant of the Option. It is the intent of the Committee that the Option is a nonstatutory stock option and is not an "incentive stock option," as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The Option is granted upon the following terms and conditions:

(a) TERM OF OPTION. Subject to reductions in the Option term provided in subparagraphs (c) and (e) below, the Option shall continue in effect through the tenth anniversary of the date of this Agreement.

(b) TIMING OF RIGHT TO EXERCISE. Except as provided in subparagraph (c) hereof, the Option may be exercised from time to time over the term of the Option in the amounts specified in the vesting schedule set forth in the caption of this Agreement. If the Optionee does not purchase in any one year the full number of shares that the Optionee is then entitled to purchase, the Optionee's rights shall be cumulative, and, subject to the other provisions of this Agreement, the Optionee may purchase those shares thereafter during the term of the Option.

(c) TERMINATION OF EMPLOYMENT. Except as provided in this subparagraph (c), the Option shall not be exercised unless at the time of such exercise the Optionee is serving as a director, or is in the employ, of the Company or a parent or subsidiary corporation of the Company and shall have so served continuously since the effective date of this Agreement. If the service or employment of the Optionee with the Company or a parent or subsidiary corporation of the Company terminates for any reason, the Option may be exercised by the Optionee at any time prior to the expiration date of the Option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of such termination. In such event, to the extent that the Option is not exercised within the applicable period, all further rights to purchase shares pursuant to the Option shall cease and terminate at the expiration of such period.

(d) MANNER OF EXERCISE. Shares may be purchased pursuant to the Option only upon receipt by the Company of written notice from the Optionee of the Optionee's desire to purchase, specifying the number of shares the Optionee desires to purchase and the date on which the Optionee desires to complete the purchase. The Option may not be exercised for a fraction of a share. If required to comply with any applicable federal or state securities laws, the notice also shall contain a representation that it is the Optionee's intention to acquire the shares for investment and not for resale. On the date specified for completion of the purchase of the shares, the Optionee shall pay the Company the full purchase price of the shares in cash or by such other method of payment as shall be approved by the Committee. No shares shall be issued until full payment has been made, and the Optionee shall have none of the rights of a shareholder until shares are issued. Upon notification of the amount due and prior to or concurrently with delivery of the certificate representing the shares, the Optionee shall pay to the Company any amounts necessary to satisfy applicable federal, state and local withholding tax requirements.

(e) CHANGES IN CAPITAL STRUCTURE. Except as provided in the final sentence of this subparagraph (e), if the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, the Committee shall make appropriate adjustment in the number and kind of shares as to which the Option, or portion thereof then unexercised, shall be exercisable, the exercise price of the Option and all other matters deemed appropriate by the Committee, so that the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be conclusive. In the event of the dissolution of the Company or a merger, consolidation, plan of exchange or similar transaction affecting the Company, in lieu of adjusting the Option as described above or lieu of having the Option continue unchanged, the Committee may, in its sole discretion, provide a 30-day period immediately prior to such event during which the Optionee shall have the right to exercise the Option in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period any unexercised portion of the Option shall immediately terminate.

2. CONDITIONS. The obligations of the Company under this Agreement shall be subject to the approval of such state or federal authorities or agencies as may have jurisdiction in the matter. The Company shall use its best efforts to take such steps as may be required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission, any quotation system on which the Stock may then be traded and any stock exchange on which the Stock may then be listed, in connection with any transfer of the Option or the issuance or sale of any shares acquired pursuant to this Agreement or the trading or listing of such shares on any such system or exchange. The Company shall not be obligated to issue or deliver shares under this Agreement if, upon advice of its legal counsel, such issuance or delivery would violate state or federal securities laws.

3. PROVISIONS RELATING TO TRANSFERABILITY.

(a) RESTRICTIONS ON TRANSFER. With the consent of the Board, which consent may be withheld in its sole discretion, all or any portion of the Option may be assigned or transferred to the Optionee's immediate family (i.e., children, grandchildren, spouse, parents and siblings), to trusts for the benefit of the Optionee's immediate family members, and pursuant to qualified domestic relations orders. No consideration may be paid for any permitted transfer of the Option and, after any permitted transfer, the Option shall continue to be subject to the same terms and conditions as were applicable to it immediately prior to its transfer, except that: (i) subsequent transfers of the portion of the Option that has been transferred shall be prohibited except by will or the laws of descent and distribution; (ii) for purposes of subparagraph 1(c), the term "Optionee" shall refer to the original Optionee and not the transferee; (iii) the events of termination of employment specified in subparagraph 1(c) shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent, and for the period specified in subparagraph 1(c); (iv) in the event of the Optionee's breach of any provision of paragraph 2, the penalties specified therein shall apply to the transferee; and (v) the original Optionee shall remain subject to withholding taxes upon exercise of the Option by the transferee. Before permitting any transfer, the Board may require the transferee to agree in writing to be bound by all other terms and conditions applicable to the Option prior to its transfer. Except with the consent of the Board, the Option shall not be transferable otherwise than by will or the laws of descent and distribution.

(b) EXERCISE BY LEGAL REPRESENTATIVE OR SUCCESSOR. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary disposition or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

4. LEGENDS. Certificates representing the shares subject to this Agreement shall bear such legends as the Committee shall deem appropriate to reflect any restrictions on transfer imposed by federal or applicable state securities laws.

5. CONTINUING RELATIONSHIP. Nothing in the Plan or in this Agreement shall confer upon the Optionee any right to continue as a director or employee of the Company or any parent or subsidiary corporation of the Company or interfere in any way with the right of the Company or parent or subsidiary to terminate the Optionee's service as a director in accordance with applicable law, the Company's Restated Articles of Incorporation and the Company's Restated Bylaws, or to terminate the Optionee's employment at any time for any reason, with or without cause.

6. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but, except as provided above, the Option shall not be assigned or otherwise disposed of by the Optionee.

7. THE PLAN. The Option is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control. The Optionee agrees to be bound by the rules and regulations for the administration of the Plan, as presently prescribed or hereafter amended, and by any amendment, construction or interpretation of the Plan properly adopted by the Company's Board of Directors or by the Committee.

8. NOTICES. Parties to this Agreement shall give all notices to the other parties concerning this Agreement by personal delivery, by telecopier or by registered or certified mail, return receipt requested, addressed as follows:

     If to the Company:            Centennial Bancorp
                                   P.O. Box 1560
                                   675 Oak Street
                                   Eugene, Oregon  97440
                                   Attention:  Chief Financial Officer

     If to Optionee:               at Optionee's address stated in the caption
                                   of this Agreement, or such other address as Optionee, by notice to the Company, may designate in writing from time to time.

Any party may, by written notice to the other parties, designate a new address to which notices shall thereafter be delivered. Notice hereunder shall be deemed effective upon the earlier of actual receipt or three days after being sent by registered or certified mail.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first stated above.

                                   CENTENNIAL BANCORP



                                   By:
                                      -----------------------------------------
                                      Richard C. Williams
                                      President and Chief Executive Officer


                                   OPTIONEE



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